Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-273835) and Forms S-8 (Nos. 333-285288, 333-256695, 333-263956, 333-270587, and 333-277440) of Flywire Corporation of our report dated February 24, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 24, 2026